MINUTES OF MEETING BETWEEN FUJIAN PROVINCIAL RADIO & TV
               NETWORK CO., LTD. AND BIG SKY NETWORK CANADA LTD.


Since April 2001, Fujian Provincial Radio & TV Network Co., Ltd and Big Sky Network Canada Ltd. have been talking on how to build the broadband data transmission networks, in order to provide the Internet and other network related value-added services based on the cable TV network. After three months of discussion, both Parties fully agree that there is huge potential market and opportunities for future business development to provide aforementioned services in certain areas or cities of Fujian Province. The Parties discussed the following during the talks:

     1. Fujian Provincial Radio & TV Network Co., Ltd owns a Cable TV Network that has three million cable subscribers. The company is responsible to plan and extend the network and to develop the network related, value-added services.

     2. Big Sky Network Canada Ltd. is a private company. Its main business is to provide high-speed broadband Internet technology services. Big Sky Network Canada Ltd. would like to provide capital, technology and equipment for the value-added business based on the cable TV network of Fujian Province. 3. Based on the spirit of friendly cooperation and mutual development, after discussions and consultation, the Parties fully agreed that there is a solid foundation of cooperation for the Parties to develop and build the broadband data transmission network jointly, in order to provide the Internet services and other network related value-added services. 4. The Parties will discuss the details of relevant project further. 5. The Parties shall keep all commercial information learnt from the talks confidential.



     Fujian Provincial Radio & TV Network Co., Ltd



     Big Sky Network Canada Ltd.

                     Signatures:     /s/ MR. XING WONG       /s/ MR. WEI YANG
                                     -----------------       ----------------
                                     Mr. Wong, Xing          Mr. Yang, Wei

                     Date:   July 10, 2001